EXHIBIT NO. 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Carolina Power & Light Company on Form S-3 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Raleigh, North Carolina
December 16, 1998